EXHIBIT 99.1

                           FALMOUTH BANCORP, INC.

NEWS
RELEASE

For further information contact:
Santo P. Pasqualucci
President & CEO
(508) 548-3500

FOR IMMEDIATE RELEASE
---------------------
April 30, 2004

               FALMOUTH BANCORP, INC. EARNINGS RESULTS FOR THE
                 QUARTER AND SIX MONTHS ENDED MARCH 31, 2004

      Falmouth, Massachusetts, April 30, 2004, - Falmouth Bancorp, Inc. (AMEX: FCB) (the "Company"), a Delaware corporation, the holding company for Falmouth Bank (the "Bank"), announced today the Company's results of operations for the second quarter ended March 31, 2004. For the three months ended March 31, 2004, the Company reported a net loss of $384,000 as compared to a net loss of $572,000 for the three months ended March 31, 2003. For the six months ended March 31, 2004, the Company reported a net loss of $383,000 as compared to a net loss of $196,000 for the six months ended March 31, 2003. The Company's basic earnings per share for the three months ended March 31, 2004 increased to a loss of $0.43 from a loss of $0.66 for the three months ended March 31, 2003. Diluted earnings per share for the three months ended March 31, 2004 increased to a loss of $0.40 from a loss of $0.62 for the three months ended March 31, 2003. The Company's basic earnings per share for the six months ended March 31, 2004 decreased to a loss of $0.43 from a loss of $0.23 for the six months ended March 31, 2003. Diluted earnings per share for the six months ended March 31, 2004 decreased to a loss of $0.40 from a loss of $0.21 for the six months ended March 31, 2003.

      The Company's total assets decreased by $7.3 million or 4.39% for the six months ended March 31, 2004, from $166.1 million at September 30, 2003 to $158.8 million at March 31, 2004, primarily due to decreases in investment securities. Investment securities decreased $14.8 million or 21.0% due, in part, to meeting deposit withdrawals and funding loans held for portfolio. The decrease in investment securities was partially offset by a $7.0 million increase in net loans. Total net loans, including loans held-for-sale, were $90.3 million or 65.2% of total deposits at March 31, 2004, as compared to $83.3 million or 57.3% of total deposits at September 30, 2003, representing an increase of $7.0 million at March 31, 2004 as compared to September 30, 2003. This increase was due, in part, to management's decision to selectively retain 15 year 1-4 family mortgages originated by the Bank and a decrease in loans paid off and refinanced. Investment securities were $55.8 million or 35.1% of total assets at March 31, 2004, as compared to $70.6 million or 42.5% of total assets at September 30, 2003. Total deposits decreased $6.9 million or 4.74%, from $145.5 million at September 30, 2003 to $138.6 million at March 31, 2004. This decrease was due, in part to historically low rates offered on deposit accounts coupled with the recovery of the equities market which made equities an attractive investment alternative to bank deposits. The Bank does not believe that the pending acquisition of the Company by Independent Bank Corp., a Massachusetts Corporation, has had a significant effect on its deposit activity.


                    20 DAVIS STRAITS * FALMOUTH, MA 02540

      Net Income. The Company's net loss for the three months ended March 31, 2004 was $384,000, as compared to a net loss of $572,000 for the three months ended March 31, 2003. The decrease in net loss of $188,000 was the result of an increase in other income of $171,000, a decrease in income taxes of $549,000, and an increase in other expenses of $472,000. There was also a $60,000 increase in the provision for loan loss to reflect the growth of the loan portfolio.

      Net Interest and Dividend Income. Net interest and dividend income was $1.061 million for the three-month period ended March 31, 2004 as compared to $1.062 million for the three months ended March 31, 2003. The decrease was the result of a $199,000 decrease in interest and dividend income, offset in part by a $198,000 decrease in interest expense. Interest and dividend income decreased primarily as the result of low interest rates. The decrease in interest expense was primarily due to a reduction in the general level of interest rates coupled with a decrease in total deposits. The net interest margin for the three months ended March 31, 2004 was 2.82%, a decrease of 3 basis points, as compared to 2.85% for the three months ended March 31, 2003. The decrease in net interest margin was primarily the result of a decrease in the yield on earning assets.

      Other Income. Total other income for the three-month period ended March 31, 2004 was $189,000, as compared to $18,000 for the three months ended March 31, 2003. The $171,000 increase was primarily the result of a decrease in realized losses on investment securities of $430,000 caused by the combination of a $51,000 realized gain in the three month period ended March 31, 2004 and a $379,000 loss in the three month period ended March 31, 2003. The change is attributable to recent recovery of the stock market in general. The increase was offset in part by a decrease in net gains on mortgages sold of $267,000 caused by a decrease in refinancing activity.

      Operating Expenses. Total operating expenses for the three months ended March 31, 2004 were $1.5 million, as compared to $1.0 million for the three months ended March 31, 2003. The $500,000 increase was primarily due to the combination of an increase in salaries and employee benefits of $91,000, an increase in occupancy expense of $26,000, an increase in data processing expense of $12,000, an increase in Directors' fees of $29,000, and an increase in legal and professional costs of $405,000. This increase was offset in part by a decrease in interest on State income taxes of $49,000 following the settlement of a tax claim with the Commonwealth of Massachusetts in connection with the Company's real estate investment trust subsidiary and a decrease in writedowns of mortgage servicing rights of $52,000 due to fewer mortgage loan prepayments. The increase in operating expenses was primarily the result of additional legal, professional and accounting fees, and directors' fees associated with the proposed acquisition of the Company by Independent Bank Corp. and the additional costs of operating the de novo Bourne, Massachusetts branch which opened in November of 2003. The annualized ratio of operating expenses to average total assets for the three months ended March 31, 2004 was 3.82% as compared to 2.60% for the three-month period ended March 31, 2003, an increase of 122 basis points.

      The Company's net loss for the six months ended March 31, 2004 was $383,000 as compared to a net loss of $196,000 for the six months ended March 31, 2003. This increase was primarily due to a $712,000 increase in operating expenses, partially offset by a decrease in taxes of $675,000. The decrease in tax expense was primarily due to the State tax liability recognized during March 2003 due to a change in Massachusetts tax law.

      During the six months ended March 31, 2004, the loan loss provision was increased by $60,000 due to the growth in the Bank's loan portfolio. At March 31, 2004, the Bank had no loans 30 days or more delinquent. The Bank's allowance for loan losses was 0.90% of total loans at March 31, 2004. The annualized return on average equity (ROE) for the six months ended March 31, 2004 was -4.35%, as compared to -2.29% for the six months ended March 31, 2003.

      Falmouth Bancorp, Inc. is a publicly owned bank holding company and the parent corporation of Falmouth Co-operative Bank, a Massachusetts chartered stock co-operative bank offering traditional retail and commercial financial products and services. At March 31, 2004, the Bank had total assets of $158.8 million and deposits of $141.3 million. The Bank conducts business through its main office located at 20 Davis Straits, Falmouth, Massachusetts 02540, and branch locations in East Falmouth, Massachusetts, North Falmouth, Massachusetts, and Bourne, Massachusetts. The telephone number is (508) 548-3500.

      Forward Looking Statements
      --------------------------

      This press release contains certain forward-looking statements consisting of estimates with respect to the financial condition, results of operations and business of the Company and the Bank that are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to: general and local economic conditions; changes in interest rates, deposit flows, demand for mortgages and other loans, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

                   FALMOUTH BANCORP, INC. AND SUBSIDIARIES
                   ---------------------------------------
                    CONDENSED CONSOLIDATED BALANCE SHEETS
                    -------------------------------------

                    March 31, 2004 and September 30, 2003
                    -------------------------------------


                                                                      March 31,      September 30,
                                                                         2004             2003
                                                                         ----             ----
                                                                     (Unaudited)       (Audited)

ASSETS
------
Cash, due from banks, and interest bearing deposits                  $  4,842,252    $  3,335,059
Federal funds sold                                                      3,066,370       4,037,306
                                                                     ------------    ------------
      Total cash and cash equivalents                                   7,908,622       7,372,365
Investments in available-for-sale securities (at fair value)           28,582,974      37,179,799
Investments in held-to-maturity securities (fair
 values of $26,318,113 as of March 31, 2004
 and $32,556,554 as of September 30, 2003)                             26,295,422      32,549,241
Federal Home Loan Bank stock, at cost                                     878,000         878,000
Loans held-for-sale, fair value $840,474 as of September 30, 2003               -         825,677
Loans, net of allowance for loan losses of $820,877
 as of March 31, 2004 and $760,552 as of September 30, 2003            90,348,915      82,493,801
Premises and equipment                                                  2,254,605       1,911,894
Accrued interest receivable                                             1,119,426       1,333,910
Cooperative Central Bank Reserve Fund Deposit                             395,395         395,395
Other assets                                                              974,246       1,178,108
                                                                     ------------    ------------
      Total Assets                                                   $158,757,605    $166,118,190
                                                                     ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Deposits:
  Non-interest bearing                                               $ 20,651,173    $ 20,425,557
  Interest-bearing                                                    117,979,017     125,109,413
                                                                     ------------    ------------
      Total deposits                                                  138,630,190     145,534,970
Federal Home Loan Bank advances                                         2,532,982       2,582,885
Other liabilities                                                         146,012         256,956
                                                                     ------------    ------------
      Total Liabilities                                               141,309,184     148,374,811
                                                                     ------------    ------------

Stockholders' equity:
  Preferred stock, par value $.01 per share,
   authorized 500,000 shares; none issued
  Common stock, par value $.01 per share,
   authorized 2,500,000 shares; issued 1,454,750 shares                    14,547          14,547
  Paid-in capital                                                      14,113,728      14,093,713
  Retained earnings                                                    13,237,078      13,858,343
  Unallocated Employee Stock Ownership Plan shares                       (169,021)       (213,114)
  Treasury stock (537,523 shares as of March 31, 2004;
   541,023 shares as of September 30, 2003)                            (9,516,683)     (9,578,649)
  Unearned compensation                                                  (227,072)       (340,994)
  Accumulated other comprehensive loss                                     (4,156)        (90,467)
                                                                     ------------    ------------
      Total stockholders' equity                                       17,448,421      17,743,379
                                                                     ------------    ------------
      Total liabilities and stockholders' equity                     $158,757,605    $166,118,190
                                                                     ============    ============

                   FALMOUTH BANCORP, INC. AND SUBSIDIARIES
                   ---------------------------------------
                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                 -------------------------------------------

                                 (Unaudited)


                                                          Three Months Ended           Six Months Ended
                                                        -----------------------    ------------------------
                                                        March 31,     March 31,     March 31,     March 31,
                                                          2004          2003          2004          2003
                                                          ----          ----          ----          ----

Interest and dividend income:
  Interest and fees on loans                           $1,287,633    $1,321,836    $2,540,264    $2,816,705
  Interest and dividends on securities:
    Taxable                                               180,054       311,522       465,264       649,634
    Dividends on marketable equity securities              16,053        20,843        34,961        41,290
  Dividends on Cooperative Bank Investment
   and Liquidity Funds                                          -             -             -             -
  Other interest                                            5,111        33,501        16,636        63,921
                                                       ----------    ----------    ----------    ----------
      Total interest and dividend income                1,488,851     1,687,702     3,057,125     3,571,550
                                                       ----------    ----------    ----------    ----------

Interest expense:
  Interest on deposits                                    394,853       561,113       824,423     1,214,464
  Interest on securities sold under agreements
   to repurchase                                                -         3,226             -         5,209
  Interest on Federal Home Loan Bank advances              32,848        61,644        65,696       124,097
                                                       ----------    ----------    ----------    ----------
      Total interest expense                              427,701       625,983       890,119     1,343,770
                                                       ----------    ----------    ----------    ----------
      Net interest and dividend income                  1,061,150     1,061,719     2,167,006     2,227,780
  Provision for loan losses                                60,000             -        60,000             -
                                                       ----------    ----------    ----------    ----------
      Net interest income after provision for
       for loan losses                                  1,001,150     1,061,719     2,107,006     2,227,780
                                                       ----------    ----------    ----------    ----------
Other income:
  Service charges on deposit accounts                      50,178        43,279       110,923        93,644
  Securities gains (losses), net                           51,393      (378,905)       68,195      (455,492)
  Net gains on sales of loans                              19,202       286,462        59,634       611,773
  Loan servicing fees                                      14,745         7,774        29,857        14,374
  Other income                                             53,609        59,644       114,133       147,444
                                                       ----------    ----------    ----------    ----------
      Total other income                                  189,127        18,254       382,742       411,743
                                                       ----------    ----------    ----------    ----------
Other expense:
  Salaries and employee benefits                          598,085       506,807     1,163,419       994,486
  Occupancy expense                                        70,808        44,433       129,947        85,414
  Equipment expense                                        45,828        44,869        98,041        89,693
  Data processing expense                                 121,321       109,053       250,926       197,758
  Directors' fees                                          47,840        18,675        67,205        37,285
  Legal and professional fees                             461,974        56,868       613,868       134,663
  Interest on income taxes claimed by Massachusetts             -        49,281             -        49,281
  Advertising expense                                      18,387        16,052        53,357        39,421
  Printing and stationary expense                          23,767        14,831        47,063        33,349
  Postage and express expense                              15,926        16,657        34,595        26,841
  Write-downs of mortgage servicing assets                 10,070        62,285        26,131       116,140
  Other expenses                                           94,350        96,301       225,690       193,363
                                                       ----------    ----------    ----------    ----------
      Total other expenses                              1,508,356     1,036,112     2,710,242     1,997,694
                                                       ----------    ----------    ----------    ----------
      Income (loss) before income taxes                  (318,079)       43,861      (220,494)      641,829
  Income taxes                                             66,163       615,387       162,604       838,237
                                                       ----------    ----------    ----------    ----------
      Net loss                                         $ (384,242)   $ (571,526)   $ (383,098)   $ (196,408)
                                                       ==========    ==========    ==========    ==========




                   FALMOUTH BANCORP, INC. AND SUBSIDIARIES
                   ---------------------------------------
                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                 -------------------------------------------
                                 (Continued)

                                 (Unaudited)


                                                          Three Months Ended           Six Months Ended
                                                        -----------------------    ------------------------
                                                        March 31,     March 31,     March 31,     March 31,
                                                          2004          2003          2004          2003
                                                          ----          ----          ----          ----

      Comprehensive income (loss)                      $ (398,731)   $ (174,494)   $ (296,787)   $  363,193
                                                       ==========    ==========    ==========    ==========

      Loss per common share                            $    (0.43)   $    (0.66)   $    (0.43)   $    (0.23)
                                                       ==========    ==========    ==========    ==========

      Loss per common share
       assuming dilution                               $    (0.40)   $    (0.62)   $    (0.40)   $    (0.21)
                                                       ==========    ==========    ==========    ==========